Exhibit 3.287

STATE OF SOUTH CAROLINA

SECRETARY OF STATE

ARTICLES OF INCORPORATION

1. The name of the proposed corporation is Site Services, Inc.

2. The initial registered office of the corporation is

1112 Pasture Lane	Columbia	Richland	29201
Street & Number	City	County	Zip Code

and the initial registered agent as such address is John Stephen Union, II

3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable

a. If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 100,000.

b. The corporation is authorized to issue more than one class of shares:

Class of Shares	Authorized No. of Each Class

The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See §33-1-230(b)): January 2, 2003.

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See §33-2-102 and the applicable comments thereto; and 35-2-105 and 35-2-221 of the 1976 South Carolina Code);

6. The name and address of each incorporator is as follows (only one is required);

Name	Address	Signature

Robert F. McCurry, Jr.	1459 Amelia Street	/s/

Orangeburg, SC 29115

7. I, Robert R. Horger, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the articles of incorporation.

Date

Signature

Robert R. Horger

(Type or Print Name)

Address 1459 Amelia Street N.E.

Orangeburg, SC 29115

FILING INSTRUCTIONS

1. Two copies of this form, the original and either a duplicate original or a conformed copy, must be filed.

2. If the space is this form, is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. Schedule of Fees: payable at time of filing this document

Fee for filing Application – payable to Secretary of State	$10.00

Filing Tax – Payable to Secretary of State	100.00

Minimum License Fee – payable to SC Tax Commission	25.00

4. THIS FORM MUST BE ACCOMPANIED BY THE FIRST REPORT OF CORPORATIONS (See §12-19-20), AND A CHECK IN THE AMOUNT OF $25.00 PAYABLE TO THE South Carolina Tax Commission.

SOUTH CAROLINA

SECRETARY OF STATE

CONVERSION OF A CORPORATION

TO A LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

TYPE OR PRINT CLEARLY IN BLACK INK            FILING FEE: $110.00

** Conversion of an entity can result in tax consequences for the entity. Please consult a tax professional such as a CPA or qualified attorney before filing for conversion.

The following corporation hereby converts to a limited liability company pursuant to the provisions of Section 33-11-111 and Section 33-11-112 of the 1976 South Carolina Code of Laws, as amended, by filing these articles of organization.

1. The name of the limited liability company is: SITE SERVICES, LLC

2. The initial agent for service of process is: C T Corporation System

Name

and the street address in South Carolina for this agent for service of process is

75 Beattie Place

Street Address

Greenville, South Carolina 29601

City State Zip Code

3. The former name of this limited liability company while a corporation was: SITE SERVICES, INC.

4. a. The number of votes by the shareholders (entitled to vote) which were cast “for” the conversion was: UNANIMOUS

b. The number of votes by the shareholders (entitled to vote) which were cast “against” the conversion was:

c. If this was less than a unanimous vote “for” conversion, specify either the number or percentage of votes required to approve the conversion:

Specify whether “number” or “percentage”

d. If voting by voting group is required, the above information must be provided for each voting group entitled to vote separately on the conversion.

5. The address of the initial designated office is

47 PALMETTO COURT

Street Address

GASTON, SOUTH CAROLINA 29053

City State Zip Code

6. The name and mailing address of each organizer:

a. SSI SOUTHLAND HOLDINGS, INC.

Name

47 PALMETTO COURT

Address

GASTON, SC 29053

City     State    Zip Code

b. Name

Address

City     State    Zip Code

c. Name

Address

City     State    Zip Code

7. ☐ Check this box if the company is to be a term company. If so, provide the term specified:

8. ☒ Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each manager:

a. SSI SOUTHLAND HOLDINGS, INC.

Name

47 PALMETTO COURT

Business Address

GASTON SC 29053

City     State    Zip Code

b. Name

Business Address

City     State    Zip Code

SITE SERVICES, LLC

Name of Limited Liability Company

c.	Name

Business Address

City State Zip Code

9. ☐ Check this box only if one or more members of the company are to be held liable for its debts and obligations pursuant to § 33-44-303(c) of the 1976 South Carolina Code of Laws, as amended. If one or more members are so liable, specify which members and of which debts, obligations or liabilities such members are liable in their capacity as members:

10. Set forth any optional provisions not inconsistent with law the limited liability company wishes to include in its operating agreement including any provisions that are required or are permitted to be set forth in the operating agreement:

11. Unless a delayed effective date is specified the existence of the limited liability company will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

EFFECTIVE ON FEBRUARY 15, 2008

12. The articles of incorporation of the corporation will be cancelled as of the effective date of this filing.

13. Name and signature of each organizer:

a. CLARK F. DAVIS, CHAIRMAN AND SECRETARY

Name

Signature

b.	Name

Signature

SITE SERVICES, LLC

Name of Limited Liability Company

c.	Name

Signature

Date FEBRUARY 15, 2008

FILING INSTRUCTIONS

1. File two copies of this form, the original and either a duplicate or conformed copy.

2. If space in this form is insufficient, please attach additional sheets containing a reference to the appropriate paragraph in this form.

3. This form must be accompanied by the filing fee of $110.00 payable to the Secretary of State and a self-addressed, stamped envelope.

4. Send to: Secretary of State

P.O. Box 11350

Columbia, SC 29211

5. If the corporation owns real property in South Carolina, notice of this name change must be filed in the register of deeds office of the county where the property is located. S.C. Code § 33-11-112(c)

LLC-CONVERSION OF CORP TO LLC CERT OF LP.doc

Form Revised by South Carolina

Secretary of State, September 2004

Registered Agent Acceptance

CT Corporation System, at 75 Beattie Place Greenville, SC 29601

accepts the appointment of registered agent for:

Site Services, LLC

2/15/2008

Signature of Agent